Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 31, 2025, Supernus Pharmaceuticals, Inc. ("Supernus" or the "Company") completed the acquisition ("Acquisition") of Sage Therapeutics, Inc. ("Sage"). The following unaudited pro forma condensed combined statements of operations (pro forma statements of operations) and condensed combined balance sheet (pro forma balance sheet) give effect to the Acquisition, described in Note 1 below, and were prepared in accordance with the requirements of Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information gives effect to the accounting for the Acquisition, including the pro forma adjustments intended to illustrate the estimated effects of the Acquisition (the “Transaction Accounting Adjustments” or “Adjustments”). The pro forma balance sheet as of June 30, 2025, combines the historical balance sheet for the Company and Sage and is presented as if the Acquisition had occurred on June 30, 2025. The pro forma statements of operations for the six months ended June 30, 2025, and for the year ended December 31, 2024, are presented as if the Acquisition took place as of January 1, 2024.

The following unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X using accounting policies in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The Unaudited Pro Forma Condensed Combined financial information (1) was prepared using the acquisition method of accounting pursuant to Accounting Standards Codification 805, Business Combinations (“ASC 805”), with the Company being the accounting acquirer, and (2) is based on the Company and Sage’s historical consolidated financial statements, as adjusted, to present the pro forma impact of the Acquisition.

In accordance with ASC 805, we used our best estimates and assumptions to accurately assign fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed, and the related income tax impacts as of the Acquisition date. The estimate of the excess purchase price over the fair value of net tangible assets acquired was allocated to identifiable intangible assets and goodwill. The fair values assigned to Sage's tangible and identifiable intangible assets acquired and liabilities assumed are based on the Company’s estimates and assumptions. The estimated fair values of these assets acquired, and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the Acquisition. In the opinion of the Company’s management, the unaudited pro forma condensed combined financial information includes all material adjustments necessary to be in accordance with Article 11 of Regulation S-X. The Company intends to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Acquisition, which is July 31, 2026. The Company is not required to, and currently does not intend to, update these pro forma results as presented herein for any of these changes.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. Such information is not necessarily indicative of the operating results or financial position that would have been achieved if the Acquisition had been consummated on the dates indicated, or that the combined company may achieve in future periods. Further, the unaudited pro forma condensed combined financial information does not reflect any revenue and operating synergies or cost savings that may result from the Acquisition.

The following unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2025, and for the year ended December 31, 2024, is derived from:

•the historical unaudited Condensed Consolidated Financial Statements and accompanying notes of Supernus as of and for the six months ended June 30, 2025, included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 5, 2025;

•the historical audited Consolidated Financial Statements and accompanying notes of Supernus as of and for the year ended December 31, 2024, included in its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 25, 2025;

•the historical unaudited Condensed Consolidated Financial Statements and accompanying notes of Sage as of and for the six months ended June 30, 2025, included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on July 30, 2025; and

•the historical audited Consolidated Financial Statements and accompanying notes of Sage as of and for the year ended December 31, 2024, included in its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 11, 2025.

All terms defined in this section of the report are used solely for the purposes of this section and do not apply to any other section of this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2025
(in thousands)

	Historical Supernus (As Reported)	Historical Sage (As Adjusted) (Note 3)	Transaction Accounting Adjustments	Note 5	Pro forma Combined

ASSETS
Current assets
Cash and cash equivalents	$144,711	$67,487	$471,552	5(a)	$67,379
			(538,028)	5(b)
			(951)	5(c)
			(8,516)	5(i)
			(450)	5(j)
			(45,794)	5(k)
			(22,632)	5(n)
Marketable securities	377,885	279,213	(471,552)	5(a)	185,546
Accounts receivable, net	140,831	—	—		140,831
Inventories, net	44,023	—	52,984	5(d)	97,007
Collaboration receivable	—	16,270	—		16,270
Prepaid expenses and other current assets	31,416	27,243	—		58,659
Total current assets	738,866	390,213	(563,387)		565,692
Non current assets
Long-term marketable securities	—	18,872	-		18,872
Property and equipment, net	11,069	674	(674)	5(e)	11,069
Restricted cash	—	1,450	—		1,450
Intangible assets, net	481,307	—	188,500	5(f)	669,807
Goodwill	117,019	—	29,489	5(h)	146,508
Deferred income tax assets, net	6,181	—	—		6,181
Other assets	27,963	11,713	(5,648)	5(g)	34,028
Total assets	$1,382,405	$422,922	$(351,720)		$1,453,607

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	77,739	44,642	(951)	5(c)	121,430
Accrued product returns and rebates	180,916	—	—		180,916
Contingent consideration, current portion	—	—	26,608	5(b)	26,608
Other current liabilities	27,705	—	—		27,705
Total current liabilities	286,360	44,642	25,657		356,659
Non current liabilities
Operating lease liabilities, long-term	24,383	9,543	1,102	5(g)	35,028
Deferred income tax liabilities, net	—	—	58,515	5(l)	58,515
Other liabilities	7,762	—	9,135	5(b)	16,897
Total liabilities	318,505	54,185	94,409		467,099

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2025 (in thousands, except share and per share data)

	Historical Supernus (As Reported)	Historical Sage (As Adjusted) (Note 3)	Transaction Accounting Adjustments	Note 5	Pro forma Combined
Stockholders' equity
Common stock	56	6	(6)	5(m)	56
Treasury stock	—	(400)	400	5(m)	—
Additional paid-in capital	496,946	3,451,307	(3,451,307)	5(m)	496,946
Accumulated other comprehensive loss, net of tax	(200)	15	(15)	5(m)	(200)
Retained earnings	567,098	(3,082,191)	3,082,191	5(m)	489,706
			(8,516)	5(i)
			(450)	5(j)
			(45,794)	5(k)
			(22,632)	5(n)
Total stockholders' equity	1,063,900	368,737	(446,129)		986,508
Total liabilities and stockholders' equity	$1,382,405	$422,922	$(351,720)		$1,453,607

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2025
(in thousands, except share and per share data)

	Historical Supernus (As Reported)	Historical Sage (As Adjusted) (Note 3)	Transaction Accounting Adjustments	Note 6	Pro Forma Combined
Revenues
Net product sales	$299,983	$—	$—		$299,983
Royalty, licensing and other revenues	15,294	8,688	—		23,982
Collaboration sales	—	37,036	—		37,036
Total revenues	315,277	45,724	—		361,001

Costs and expenses
Cost of revenues(a)	32,590	1,110	—		33,700
Research and development	49,042	46,166	—		95,208
Selling, general and administrative	183,495	119,589	(216)	6(a)	302,262
			(606)	6(d)
Restructuring		283	—		283
Amortization of intangible assets	40,605	—	11,781	6(c)	52,386
Contingent consideration loss (gain)	7,660	—	—		7,660
Total costs and expenses	313,392	167,148	10,959		491,499

Operating earnings (loss)	1,885	(121,424)	(10,959)		(130,498)

Other income (expense), net
Interest and other income, net	8,953	9,558	(11,719)	6(e)	6,792
Total other income (expense), net	8,953	9,558	(11,719)		6,792

Earnings (losses) before income taxes	10,838	(111,866)	(22,678)		(123,706)

Income tax expense (benefit)	166	—	(5,670)	6(i)	(5,504)
Net earnings (losses)	$10,672	$(111,866)	$(17,008)		$(118,202)

Earnings (loss) per share
Basic	$0.19				$(2.11)
Diluted	$0.19				$(2.11)

Weighted average shares outstanding
Basic	55,945,434				55,945,434
Diluted	56,688,754				55,945,434

(a) Excludes amortization of intangible assets.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2024
(in thousands, except share and per share data)

	Historical Supernus (As Reported)	Historical Sage (As Adjusted) (Note 3)	Transaction Accounting Adjustments	Note 6	Pro Forma Combined
Revenues
Net product sales	$637,696	$3,574	$—		$641,270
Royalty, licensing and other revenues	24,121	1,582	—		25,703
Collaboration sales	—	36,087	—		36,087
Total revenues	661,817	41,243	—		703,060

Costs and expenses
Cost of revenues(a)	77,906	7,523	—		85,429
Research and development	108,796	225,618	—		334,414
Selling, general and administrative	321,582	216,420	(1,031)	6(a)	613,152
			(1,211)	6(d)
			8,516	6(b)
			45,794	6(f)
			450	6(g)
			22,632	6(h)
Restructuring	—	21,854	—		21,854
Amortization of intangible assets	77,977		23,563	6(c)	101,540
Impairment of intangible assets	—	2,198	—		2,198
Contingent consideration loss (gain)	(6,110)	—	—		(6,110)
Total costs and expenses	580,151	473,613	98,713		1,152,477

Operating earnings (loss)	81,666	(432,370)	(98,713)		(449,417)

Other income (expense), net
Interest and other income, net	16,204	31,704	(20,076)	6(e)	27,832
Total other income (expense), net	16,204	31,704	(20,076)		27,832

Earnings (losses) before income taxes	97,870	(400,666)	(118,789)		(421,585)

Income tax expense (benefit)	24,005	—	(29,697)	6(i)	(5,692)
Net earnings (losses)	$73,865	$(400,666)	$(89,092)		$(415,893)

Earnings (loss) per share
Basic	$1.34				$(7.55)
Diluted	$1.32				$(7.55)

Weighted average shares outstanding
Basic	55,100,063				55,100,063
Diluted	55,958,537				55,100,063

(a) Excludes amortization of intangible assets.

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Description of the Transaction

On July 31, 2025 (the "Closing Date"), the Company completed its purchase of all of the outstanding equity of Sage, a publicly-held pharmaceutical company, pursuant to the Agreement and Plan of Merger among the Company, Sage and Saphire Inc., a wholly owned subsidiary of the Company, dated June 13, 2025 (the “Agreement”). On the Closing Date, Sage owned one marketed product, ZURZUVAE® (zuranolone) capsules, the first and only U.S. Food and Drug Administration (“FDA”)-approved oral medicine indicated for the treatment of adults with postpartum depression.

The Company paid $8.50 per share of common stock of Sage in cash less any applicable withholding taxes and without interest (the "Cash Amount") plus (ii) one non-tradable contingent value right per Share (a "CVR"), which represents the right to receive the Milestone Payment(s) (as defined below) of up to $3.50 in cash, less any applicable withholding taxes and without interest, upon the achievement of the applicable milestone (each such amount, a Milestone Payment) in accordance with the terms of a Contingent Value Rights Agreement (the “CVR Agreement”) entered into among the Company and Equiniti Trust Company, LLC, as rights agent.

Through a collaboration agreement with Biogen, Inc. (“Biogen”), the Company will report collaboration sales representing 50% of the total net revenue that Biogen records for ZURZUVAE in the United States (the "U.S."). The Milestone Payment(s) that may be paid pursuant to each CVR are: (i) $1.00 payable if in any calendar year by the end of 2027, annual net sales of ZURZUVAE allocable to the Company equal at least $250 million in the U.S., (ii) $1.00 payable if in any calendar year by the end of 2028, annual net sales of ZURZUVAE allocable to the Company equal at least $300 million in the U.S., (iii) $1.00 payable if in any calendar year by the end of 2030, annual net sales of ZURZUVAE allocable to the Company reach $375 million in the U.S., and (iv) $0.50 payable upon the first commercial sale in Japan to a third-party customer after regulatory approval for ZURZUVAE in Japan by Shionogi & Co., Ltd., Sage's collaboration partner in Japan, for the treatment of Major Depressive Disorder by June 30, 2026. Each milestone with respect to a CVR may only be achieved one time and each Milestone Payment will only be paid once in connection with the achievement of the related milestone. The maximum amount payable with respect to the CVRs issued in respect to each Share is $3.50, which reflects a total potential payment of $234.1 million (based on 62,784,397 outstanding shares, net of treasury, as of the Closing Date and 4,102,057 shares related to equity awards that were accelerated and settled by the Company on the Closing Date).

There can be no assurance any payments will be made with respect to the CVR. In connection with the CVR, the Company recorded a contingent consideration liability of $35.7 million as of the Closing Date, to reflect the estimated fair value of the contingent consideration attributable to purchase price.

At the Closing Date, pursuant to the Agreement, the Company settled certain Sage’s equity awards by payment of cash. The Company treated Sage’s equity awards as follows:

(i)each Sage In-the-Money Option was deemed fully vested, cancelled, and converted into the right to receive a cash payment equal to the excess of the closing amount over the exercise price, multiplied by the number of shares subject to the option. Holders also received one CVR per In-the-Money Option.

(ii)each Out-of-the-Money Option was cancelled without payment.

(iii)each Restricted Stock Unit (“RSU”) was deemed fully vested, cancelled, and converted into the right to receive a cash payment equal to the closing amount multiplied by the number of shares subject to the RSU, plus one CVR per RSU.

(iv)each vested Performance Stock Unit (“PSU”) was cancelled and converted into a cash payment equal to the closing amount multiplied by the number of shares, plus one CVR per vested PSU.

(v)certain unvested PSUs were deemed vested pursuant to the Agreement, cancelled, and converted into a cash payment and CVRs based on the agreed-upon vesting terms.

These transactions are reflected in the pro forma financial information as either purchase consideration attributable to pre-combination services, or compensation expense attributable to the post-combination period, depending on the nature and timing of the equity award vesting.

All payments were made in accordance with the Agreement and the CVR Agreement.

Note 2. Notes to Unaudited Pro Forma Condensed Combined Financial Information

Basis of Presentation

The accompanying pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on June 30, 2025, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025, and for the year ended December 31, 2024, give effect to the Acquisition as if it occurred on January 1, 2024.

Certain reclassifications have been made to the historical presentation of Sage’s financial statements in order to conform to the financial statement presentation of the Company. These reclassifications are discussed further in Note 3. There are no other material transactions or accounting policy differences identified between the Company and Sage during the periods presented, other than the adjustments being made in the pro forma financial information. However, the Company is finalizing its evaluation of accounting policies, and differences may be identified.

The unaudited pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of the companies would have been had the Acquisition occurred on January 1, 2024, or June 30, 2025, nor are they necessarily indicative of future consolidated results of operations of the Company. The pro forma statements of operations neither reflect the costs of any integration activities, nor the synergies and benefits that may result from realization of any anticipated revenue growth or operational efficiencies expected to result from the Acquisition.

Note 3 – Reclassification Adjustments

Acquisition accounting rules require evaluation of certain assumptions, estimates or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. Certain balances were reclassified from the Sage financial statements so that their presentation would be consistent with that of the Company. These adjustments and reclassifications are based on management’s preliminary analysis. When management completes a final review as required by acquisition accounting rules, additional differences or reclassifications may be identified that, when conformed, could have a material impact on these unaudited pro forma combined financial statements.

The following table presents Sage's unaudited reclassified condensed combined balance sheet as of June 30, 2025, to conform with that of Supernus (amounts in thousands):

Sage's financial statement line item	Supernus' financial statement line item	Sage's Historical as of June 30, 2025 (As reported)	Reclassification adjustments	Notes	Sage's Adjusted Balance Sheet as of June 30, 2025

Assets
Current assets:
Cash and cash equivalents	Cash and cash equivalents	$67,487			$67,487
Marketable securities	Marketable securities	298,085	(18,872)	(a)	279,213
Collaboration receivable - related party	Collaboration receivable	16,270			16,270
Other receivable		8,105	(8,105)	(b)	—
Prepaid expenses and other current assets	Prepaid expenses and other current assets	19,138	8,105	(b)	27,243
Total current assets		409,085	(18,872)		390,213
	Long-term marketable securities		18,872	(a)	18,872
Property and equipment, net	Property and equipment, net	674			674
Restricted cash	Restricted cash	1,450			1,450
Right-of-use operating assets		9,957	(9,957)	(c)	—
Other long-term assets	Other assets	1,756	9,957	(c)	11,713
Total assets		$422,922	$—		$422,922
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	Accounts payable and accrued liabilities	692	43,950	(d) (e)	44,642
Accrued expenses		42,072	(42,072)	(e)	—
Operating lease liabilities, current portion		1,878	(1,878)	(d)	—
Total current liabilities		44,642	—		44,642
Operating lease liabilities, net of current portion	Operating lease liabilities, long-term	9,543			9,543
Total liabilities		54,185	—		54,185
Stockholders' equity:
Common stock	Common stock	6			6
Treasury stock	Treasury stock	(400)			(400)
Additional paid-in capital	Additional paid-in capital	3,451,307			3,451,307
Accumulated deficit	Retained earnings	(3,082,191)			(3,082,191)
Accumulated other comprehensive income	Accumulated other comprehensive income/(loss), net of tax	15			15
Total stockholders' equity		368,737	—		368,737
Total liabilities and stockholders' equity		$422,922	$—		$422,922

(a) Represents a reclassification of Sage’s marketable securities with maturities of one year or more from current to "long-term marketable securities" to conform to Supernus' financial statement line item.
(b) Represents a reclassification of "Other receivable" to "Prepaid expenses and other current assets" to conform to Supernus' financial statement line item.
(c) Represents a reclassification of "Right-of-use operating assets" to "Other long-term assets" to conform to Supernus' financial statement line item.
(d) Represents a reclassification of "Operating lease liabilities, current portion" to "Accounts payable and accrued liabilities" to conform to Supernus' financial statement line item.
(e) Represents a reclassification of remaining "Accrued expenses" other than (d) above, to "Accounts payable and accrued liabilities" to conform to Supernus' financial statement line item.

    The following table presents Sage's unaudited reclassified condensed combined income statement for the six months ended June 30, 2025, to conform with that of Supernus (amounts in thousands):

Sage's financial statement line item	Supernus' financial statement line item	Sage's Historical for the six months ended June 30, 2025 (As reported)	Reclassification adjustments	Notes	Sage's Adjusted Income Statement for the six months ended June 30, 2025
Collaboration revenue - related party	Collaboration sales	$37,036			$37,036
Other revenue	Royalty, licensing and other revenues	8,688			8,688
Total revenues		45,724	—		45,724
Operating costs and expenses:					-
Cost of revenues	Cost of revenues	600	510	(a)	1,110
Research and development	Research and development	46,676	(510)	(a)	46,166
Selling, general and administrative	Selling, general and administrative	119,589			119,589
Restructuring	Restructuring	283			283
Total operating costs and expenses		167,148	—		167,148
Operating loss		(121,424)			(121,424)
Interest income	Interest and other income, net	9,546	12	(b)	9,558
Other income (expense), net		12	$(12)	(b)	—
Net loss		$(111,866)	$—		$(111,866)

(a) Represents a reclassification of "Research and development" to "Cost of revenues" to conform to Supernus' accounting policies. Supernus will present "Cost of revenues" on its statement of earnings on a go-forward basis.

(b) Represents a reclassification of "Other income (expense), net" to "Interest and other income, net" to conform to Supernus' financial statement line item.

The following table presents Sage's unaudited reclassified condensed combined income statement for the year ended December 31, 2024, to conform to that of Supernus (amounts in thousands):

Sage's financial statement line item	Supernus' financial statement line item	Sage's Historical for the year ended December 31, 2024 (as reported)	Reclassification adjustments	Notes	Sage's Adjusted Income Statement for the year ended December 31, 2024
Product revenue, net	Net product sales	$3,574			$3,574
Collaboration revenue - related party	Collaboration sales	36,087			36,087
Other collaboration revenue	Royalty, licensing and other revenues	1,582			1,582
Total revenues		41,243	—		41,243
Operating costs and expenses:					-
Cost of revenues	Cost of revenues	9,444	(2,198)	(a)	7,523
			277	(b)
Research and development	Research and development	225,895	(277)	(b)	225,618
Selling, general and administrative	Selling, general and administrative	216,420			216,420
Restructuring	Restructuring	21,854			21,854
	Impairment of intangible assets		2,198	(a)	2,198
Total operating costs and expenses		473,613	—		473,613
Operating loss		(432,370)			(432,370)
Interest income	Interest and other income, net	31,675	29	(c)	31,704
Other income (expense), net		29	(29)	(c)	—
Net loss		$(400,666)	$-		$(400,666)

(a) Represents a reclassification of amortization of intangible assets associated with ZULRESSO® (brexanolone) included in "Cost of revenues" to "Impairment of intangible assets" to conform to Supernus' financial statement line item.

(b) Represents a reclassification of "Research and development" to "Cost of revenues" to conform to Supernus' accounting policy. Supernus will present "Cost of revenues" in its statement of earnings on a go-forward basis.

(c) Represents a reclassification of "Other income (expense), net" to "Interest and other income, net " to conform to Supernus' financial statement line item.

Note 4 - Purchase Price Accounting and Related Adjustments

The Company expects to finalize its purchase price allocation within one year of the Closing Date. In addition, the Company continues to analyze and assess relevant information necessary to determine, recognize and record the purchase price including the fair value of the contingent consideration and the fair value of the assets acquired and liabilities assumed in the following areas: intangible assets, inventories, lease assets and liabilities, tax assets and liabilities, and certain existing or potential reserves, such as those for legal or contract-related matters. The activities the Company is currently undertaking, include but are not limited to the following: review of acquired contracts and other contract-related and legal matters, review and evaluation of the accounting policies, tax positions, and other tax-related matters. The Company is using a third party valuation firm to assist management in determining the fair value of the contingent consideration, the acquired tangible and intangible assets, and other information necessary to record and measure the assets acquired and liabilities assumed. Accordingly, the preliminary recognition and measurement of assets acquired and liabilities assumed as of Closing Date is subject to change.

The following preliminary purchase price allocation table presents the Company’s preliminary estimates of the fair values of the assets acquired and liabilities assumed (amounts in thousands):

	Purchase Price Allocation - Pro Forma	Notes
Acquired assets:
Cash and cash equivalents	$161,154
Marketable securities	204,418
Inventories	52,984
Collaboration receivable	16,270
Prepaid expenses and other current assets	27,243
Restricted cash	1,450
Intangible assets	188,500
Other assets	6,065
Total fair value of assets acquired	658,084
Assumed liabilities:
Accounts payable and accrued liabilities	44,642
Deferred income tax liabilities, net	58,515
Operating lease liabilities, long-term	10,645
Total fair value of liabilities assumed	113,802
Total identifiable net assets	544,282
Goodwill	29,489
Net assets acquired	$573,771

Cash consideration paid for Sage’s common stock	533,667	(a)
Cash consideration paid for cash-settlement of Sage’s equity awards	4,361	(b)
Fair value of contingent consideration	35,743	(c)
Total estimated of consideration transferred(d)	$573,771	(d)

(a) Represents the payment of $8.50 per share of common stock of Sage outstanding as of July 31, 2025, less any applicable withholding taxes and without interest, as described in Note 1 above.
(b) Represents the portion of the payments made to settle Sage employee's equity awards that were accelerated pursuant to the Agreement, as described in Note 1 above. The total settlement payment was $27.0 million, of which $4.4 million is attributed to pre-combination service and $22.6 million has been attributed to post-combination service, which will be expensed immediately subsequent to the Closing Date as described in Note 6(h).
(c) Represents the estimated fair value of the CVR contingent consideration liability issued at the Closing Date, as described in Note 1 above, that is attributable to the purchase price. This amount excludes the portion of the CVRs issued to Sage employees that is attributed to post-combination compensation expense. Refer to Note 6(h) for further discussion of the pro forma adjustments for post-combination to stock compensation expense.
(d) Refer to Note 5(b) for more details.

Note 5 - Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

(a) Reflects the sale of $377.9 million in the Company’s marketable securities and $93.7 million of Sage’s marketable securities, resulting in an increase in cash and cash equivalents. This amount served as a source of cash consideration transferred on the Closing Date to fund the Acquisition.

(b) Reflects the recognition of total purchase consideration of $573.8 million, consisting of cash consideration of $538.0 million, which includes the $4.4 million related to the settlement of the pre-combination portion of stock-based compensation awards, and a liability for contingent consideration of $35.7 million ($26.6 million recorded under "Contingent consideration, current portion" and $9.1 million recorded under "Other liabilities"), as described in Note 4 above.

(c) Represents a decrease in cash and cash equivalents and accrued payables and accrued liabilities of $1.0 million related to the payment of non-recurring acquisition-related expenses that were accrued by the Company as of June 30, 2025. The costs incurred include advisory, legal and accounting fees.

(d) Represents an increase of $53.0 million in Sage's historical inventory to reflect the estimated fair value as of the Closing Date. No corresponding adjustments have been made to the pro forma condensed combined statements of operations for the expected attribution of the cost of revenues related to the stepped-up inventory value because such amount would be immaterial based on the historical inventory turnover during the applicable pro forma periods.

(e) Represents the write-off of property, plant and equipment amounting to $0.7 million for which no fair value was ascribed as it is determined to be immaterial. The depreciation expense related to these assets is reversed as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described in Note 6(a).

(f) Represents an increase of $188.5 million related to the identifiable intangible assets acquired by the Company to reflect the estimated fair value as of the acquisition date. The amortization expense related to these assets is reflected as a pro forma adjustment in the pro forma condensed combined statements of operations, as further described in Note 6(c).

Preliminary identifiable intangible assets in the pro forma financial information are provided in the table below (amounts in thousands):

	Carrying amount as of June 30, 2025	Fair Value	Pro forma adjustment
Currently marketable product - ZURZUVAE	$—	$188,500	$188,500
Total identifiable intangible assets and pro forma adjustment	$—	$188,500	$188,500

(g) Reflects the adjustment to recognize a $5.6 million reduction in the right-of-use (ROU) asset and $1.1 million increase to operating lease liabilities, long-term related to the acquired lease agreements. Lease liabilities were remeasured using the Company’s incremental borrowing rate at the acquisition date, with a corresponding ROU asset recorded. Off-market terms identified in the acquired leases were attributed to the ROU asset, resulting in a reduction of the ROU asset for unfavorable market terms. This reduction was measured as the present value of the difference between contractual and market-based lease payments over the remaining lease term.

(h) Represents the adjustment to record goodwill resulting from the Acquisition. The adjustment is provided in the table below (amounts in thousands):

Amount
Fair value of purchase consideration transferred	$573,771
Less: Fair value of net assets acquired	544,282
Pro forma adjustment	$29,489

(i) Represents the estimated incremental non-recurring transaction-related expenses of $8.5 million incurred by the Company directly associated with the Acquisition, including advisory, legal and accounting fees. The adjustment reflects a decrease in cash and cash equivalents and a corresponding decrease in retained earnings since such costs will be expensed by the Company as incurred, as reflected in Note 6(b).

(j) Represents the estimated one-time non-recurring post-combination expense of $0.5 million in transaction bonuses to certain Sage employees. The adjustment reflects a decrease in cash and cash equivalents and a corresponding decrease in retained earnings since the payment will be expensed by the Company as incurred, as reflected in Note 6(g).

(k) Represents the estimated one-time non-recurring post-combination expense of $45.8 million in severance costs to former Sage employees, including $4.6 million related to change-in-control payments to certain Sage’s executive employees. The adjustment reflects a decrease in cash and cash equivalents and a corresponding decrease in retained earnings since the severance costs will be expensed by the Company as incurred, as reflected in Note 6(f).

(l) Reflects deferred income tax liabilities resulting from preliminary fair value adjustments. The estimate of deferred tax liabilities was determined based on the estimate of book and tax basis differences of the net assets acquired using the blended statutory rate of 25%. The Company is currently in the process of assessing the realizability of certain acquired deferred tax assets related to historical Sage net operating losses and tax credits and has preliminarily assumed a full valuation allowance. The accounting for opening balance sheet deferred income taxes is preliminary. The estimates may differ from amounts the Company will calculate after completing a detailed analysis, and the difference could have a material effect on the accompanying unaudited pro forma financial statements.

(m) Reflects the elimination of Sage historical equity balances as of June 30, 2025.

(n) Represents the payment of $22.6 million of equity awards attributable to post-combination service that is recognized as a decrease in retained earnings as of June 30, 2025, and is expensed in the pro forma period ended December 31, 2024, as described in Note 6(h).
Note 6. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

    The Pro Forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(a) The adjustment for the reversal of historical depreciation expense of property, plant and equipment of $0.2 million and $1.0 million for the six months ended June 30, 2025, and for the year ended December 31, 2024, respectively.

(b) Reflects the estimated incremental non-recurring transaction-related expenses of $8.5 million incurred by the Company directly associated with the Acquisition, including legal, accounting and regulatory fees, that are not yet reflected in the historical financial statements. This amount has been reflected as an increase in selling, general, and administrative expenses for the year ended December 31, 2024. These non-recurring expenses are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the Closing Date.

(c) Represents the incremental amortization expense associated with the preliminary fair value of merger related definite-lived intangible assets for the six months ended June 30, 2025, and the year ended December 31, 2024.

The adjustment for the incremental amortization of the identifiable intangible assets is as follows (amounts in thousands):

	Estimated useful lives (in years)	Estimated fair value	Amortization expense for the six months ended June 30, 2025	Amortization expense for the year ended December 31, 2024
Currently marketable product - ZURZUVAE	8	$188,500	$11,781	$23,563
Pro forma adjustment for incremental amortization expense			$11,781	$23,563

(d) Represents the related reduction in expense associated with the recognized off-market component of the ROU asset of $0.6 million for the six months ended June 30, 2025, and $1.2 million for the year ended December 31, 2024.

(e) Represents the reversal of interest income of $11.7 million for the six months ended June 30, 2025, and $20.1 million for the year ended December 31, 2024. This adjustment results from the liquidation of the Company’s and Sage’s marketable securities, as described in Note 5(a), with the proceeds used to fund the acquisition.

(f) Represents the estimated one-time, non-recurring post-combination expense reflected as an increase in selling, general and administrative expenses for the year ended December 31, 2024, comprising $45.8 million related to severance costs to former Sage employees, including $4.6 million related to change-in-control payments to certain Sage’s executive employees.

(g) Represents the estimated one-time, non-recurring post-combination expense reflected as an increase in selling, general and administrative expenses for the year ended December 31, 2024, comprising $0.5 million related to transaction bonus payments to certain Sage employees.

(h) Reflects an increase in selling, general and administrative expenses for the year ended December 31, 2024, of $22.6 million of stock-based compensation expense related to awards that were accelerated and settled by the Company on the Closing Date. This amount does not reflect any post-combination expense related to potential CVR payments to former Sage employees because the payment is not considered probable under the employee compensation accounting model. The Company will continue to monitor and recognize post-combination expense to the extent any of the payments become probable. A maximum amount of $14.4 million in CVR payments could be made to former Sage employees if all milestones are met.

(i) Represents the income tax effect of the pro forma adjustments using an estimated statutory rate of 25%. Because the adjustments contained in these unaudited pro forma financial statements are based on estimates, the effective tax rate will likely vary from the effective rate in periods subsequent to the Acquisition. Adjustments to established deferred tax assets and liabilities, as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities, may occur in conjunction with the finalization of the purchase accounting, and these items could be material. Refer to Note 5(l) above.